UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported):
July 31, 2000

GLOBAL VACATION GROUP, INC.

(Exact name of registrant as specified in its charter)

New York	001-14353	13-1894567
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1420 New York Avenue, N.W., Suite 550, Washington, DC	20005
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (202) 347-1800

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.  OTHER EVENTS

On July 31, 2000, Global Vacation Group, Inc (“GVG” or the “Company”) issued a press statement regarding the restructuring of certain of it operations. Attached hereto as Exhibit 99.1 and made a part hereof by this reference is a copy of the press release that was issued by GVG that describes the event.

ITEM 7.  EXHIBITS

Company Press Release dated July 31, 2000

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Global Vacation Group, Inc.

By: /s/ JAY G. STUART

Jay G. Stuart
Executive Vice-President and
Chief Financial Officer

Dated: August 7, 2000